UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017

CONVERGYS CORPORATION
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-14379 (Commission File Number)	31-1598292 (IRS Employer Identification No.)
201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Connelly Separation
As previously disclosed, on October 24, 2017, Marjorie M. Connelly, the Chief Operating Officer of Convergys Corporation (the “Company”), notified the Company that she intended to separate from the Company during the fourth quarter of 2017. On December 15, 2017, Ms. Connelly separated from the Company and, on December 18, 2017, the Company and Ms. Connelly entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”), subject to a seven-day revocation period.
Under the Separation Agreement, Ms. Connelly is entitled to a separation payment equal to one year of base salary ($575,000), plus her target AIP award for 2017 ($575,000). In addition, she is entitled to receive a prorated 2017 AIP award, based on actual Company performance and payable after the conclusion of the performance period at the same time as other plan participants. Ms. Connelly’s February 2015 time-based restricted stock unit (“TRSU”) award and February 2015 performance-based restricted stock unit (“PRSU”) award will vest on a prorated basis. Vesting of the 2015 PRSU award will be based on actual Company performance during the performance period and will be payable after the conclusion of the performance period at the same time as other plan participants. Ms. Connelly’s other outstanding TRSUs and PRSUs will be forfeited. The Separation Agreement also includes a general release of claims against the Company by Ms. Connelly and confidentiality and non-disparagement covenants.
Wallman Retirement
On December 18, 2017, Richard F. Wallman, age 66, notified the Company that he will retire from the Company’s Board of Directors (the “Board”), effective December 31, 2017, in order to dedicate his time to other matters. Mr. Wallman has served on the Board since 2007, including serving as Chair of the Audit Committee from April 2008 to April 2017.
Mr. Wallman’s decision to retire from the Board is not a result of any disagreement with the Company, its management or the Board on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By: /s/ Jarrod B. Pontius
Jarrod B. Pontius
General Counsel and
Chief Administrative Officer

Dated:     December 21, 2017